As filed with the Securities and Exchange Commission on June 22, 2017	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Banco Santander, S.A.
(Exact Name of Registrant as Specified in Its Charter)

Kingdom of Spain
(State or Other Jurisdiction of Incorporation or Organization)

Not Applicable
(I.R.S. Employer Identification No.)

Ciudad Grupo Santander
28660 Boadilla del Monte (Madrid), Spain
+34 91 259 6520
(Address and Telephone Number of Registrant’s Principal Executive Offices)

Banco Santander, S.A.
New York Branch
45 E. 53rd Street
New York, New York 10022
Attn: James H. Bathon, Legal Counsel
(212) 350-3500

(Name, Address and Telephone Number of Agent for Service)

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Please send copies of all communications to:

Nicholas A. Kronfeld Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Tel. No.: (212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.                       Emerging growth company. ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed maximum offering pre unit/Proposed maximum price (1)	Amount of registration fee (2)
Ordinary shares, par value €0.50 per share (3)	Unspecified	$0
Rights to subscribe for ordinary shares	Unspecified	$0

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(1)	An unspecified aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at unspecified prices.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of all of the registration fee.

(3)	American Depositary Shares issuable upon deposit of the ordinary shares registered hereby have been registered under separate Registration Statements on Form F-6 (Registration Statement No. 333-213557 and 333-218884).

PROSPECTUS

Banco Santander, S.A.

By this prospectus we may offer —

ORDINARY SHARES

RIGHTS TO SUBSCRIBE FOR ORDINARY SHARES

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Banco Santander, S.A. may use this prospectus to offer from time to time ordinary shares (including in the form of American Depositary Shares) and rights to subscribe for ordinary shares in one or more offerings. Banco Santander, S.A.’s American Depositary Shares, or ADSs, each representing the right to receive one share of capital stock of Banco Santander, S.A., are listed on the New York Stock Exchange under the symbol “SAN”. In addition, Banco Santander, S.A.’s ordinary shares are listed on the Madrid, Barcelona, Bilbao and Valencia stock exchanges (the “Spanish Stock Exchanges”) and quoted on the Automated Quotation System of the Spanish Stock Exchanges (the “Automated Quotation System”). Banco Santander, S.A.’s ordinary shares are also listed on the London (in the form of CREST Depository Interests), São Paulo (in the form of Brazil Depositary Shares), Milan, Lisbon, Buenos Aires, Warsaw and Mexico stock exchanges.

This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. We will provide the specific terms of the securities, and the manner in which they will be offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained, or incorporated by reference, into this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”, before investing in any of the securities described in the prospectus. The amount and price of the offered securities will be determined at the time of the offering.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to offer or sell any securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is June 22, 2017.

table of contents

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About this Prospectus

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration or continuous offering process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings of an unspecified amount in one or more foreign currencies or currency units.

This prospectus provides you with a general description of the ordinary shares and the rights to subscribe for ordinary shares we may offer, which we will refer to collectively as the “securities”. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement will provide information regarding certain tax consequences of the purchase, ownership and disposition of the offered securities. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. We will file each prospectus supplement with the SEC. You should read this prospectus, the applicable prospectus supplement and any related issuer free writing prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. Statements contained in this prospectus and the applicable prospectus supplement about the provisions or content of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. The registration statement can be read at the SEC’s offices or obtained from the SEC’s website mentioned under the heading “Where You Can Find More Information”.

Certain Terms

In this prospectus, the following terms will have the meanings set forth below, unless otherwise indicated or the context otherwise requires:

•	“Banco Santander” means Banco Santander, S.A. and the term “Group” means Banco Santander, S.A. and its consolidated subsidiaries;

•	“securities” refers to the ordinary shares and the rights to subscribe for ordinary shares;

•	“we”, “our” and “us” refers to Banco Santander as issuer;

•	“$”, “US$”, “U.S. dollars” and “dollars” refer to United States dollars; and

•	“€” and “euro” refer to euro.

Use of Proceeds

Unless we have disclosed a specific plan in the accompanying prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. The Group has raised capital in various markets from time to time and we expect to continue to raise capital in appropriate markets as and when required.

Banco Santander, S.A.

Banco Santander, S.A. is the parent bank of the Group. The Group operates principally in Spain, the United Kingdom, other European countries, Brazil and other Latin American countries and the United States, offering a wide range of financial products. In Latin America, the Group has majority shareholdings in banks in Argentina, Brazil, Chile, Mexico, Peru and Uruguay.

Banco Santander, S.A. was established on March 21, 1857 and incorporated in its present form by a public deed executed in Santander, Spain, on January 14, 1875. Banco Santander, S.A. is incorporated under, and governed by, the laws of the Kingdom of Spain as a company with unlimited duration and with limited liability (sociedad anónima).

Banco Santander, S.A. conducts business under the commercial name “Santander”. The Group’s principal corporate offices are located in Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain, and its telephone number is (011) 34-91-259-6520.

Risk Factors

Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 20-F, and in any updates to those risk factors in our reports on Form 6-K incorporated herein, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

Description of Ordinary Shares

Banco Santander refers to “Item 10. Additional Information — B. Memorandum and articles of association” in Banco Santander’s Annual Report on Form 20-F for the year ended December 31, 2016 for a summary of the material terms of Banco Santander’s By-laws and applicable Spanish corporate law in effect as of the date of this prospectus regarding Banco Santander’s ordinary shares and the holders thereof. Such summary describes Banco Santander’s By-laws which were approved at the shareholders’ meeting held on June 21, 2008, filed with the office of the Commercial Registry of Santander on August 11, 2008 and became effective immediately thereafter. Subsequently, several articles have been included and/or amended and sub-subsections 1 and 2 of Article 5 of Banco Santander’s Bylaws have been updated several times to show the current share capital and the number of shares outstanding. The most recent of such amendments corresponds to the one required by the share capital increase carried out on November 4, 2016 and filed with the office of the Mercantile Registry on November 7, 2016. This summary may not contain all of the information that is important to prospective investors. To understand them fully, prospective investors should read Banco Santander’s By-laws, a copy of which has been included in Exhibit 1.1 and Exhibit 1.2 of Banco Santander’s Annual Report on Form 20-F for the year ended December 31, 2016.

As of March 31, 2017, Banco Santander’s paid in share capital was €7,291,170,350.50 represented by a single class of 14,582,340,701 ordinary shares having a par value of fifty euro cents (€ 0.50) each, represented by means of book entries.

Description of American Depositary Shares

American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent one (1) ordinary share (or a right to receive one (1) ordinary share) deposited with Banco Santander, as custodian for the depositary in Spain. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADSs will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at 225 Liberty Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Spanish law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. See “Incorporation of Documents by Reference”.

Dividends and Other Distributions

How will you receive dividends and other distributions on the ordinary shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent. Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares into U.S. dollars if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Ordinary shares. The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to deliver a fraction of an ADS (or ADSs representing those ordinary shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new ordinary shares. The depositary may sell a portion of the distributed ordinary shares (or ADSs representing those ordinary shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional ordinary shares. If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of ordinary shares, new ADSs representing the new ordinary shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits ordinary shares or evidence of rights to receive ordinary shares with the custodian with any appropriate documentation that the custodian requires. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs for the purpose of withdrawal at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, or other requested locations. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your American Depositary Receipt, or ADR, to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited ordinary shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to any applicable provision of Spanish law and of our bylaws or similar documents, to vote or to have its agents vote the ordinary shares, shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you will not be able to exercise voting rights unless you surrender your ADSs and withdraw the ordinary shares. However, you may not know about the meeting enough in advance to withdraw the ordinary shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed or as described in the following sentence. If we asked the depositary to solicit your instructions at least 30 days before the meeting date but the depositary does not receive voting instructions from you by the specified date, it will consider you to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs. The depositary will give a discretionary proxy in those circumstances to vote on all questions to be voted upon unless we notify the depositary that:

•	we do not wish to receive a discretionary proxy;

•	there is substantial opposition from our shareholders to the manner in which such deposited securities would be voted with respect to the particular question; or

•	the particular question would have a material and adverse impact on the rights of our shareholders.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your voting rights and there may be nothing you can do if your ordinary shares are not voted as you requested.

If we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon as far in advance of the meeting date as practicable.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if

•	90 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

•	we delist our ordinary shares from an exchange on which they were listed and do not list the ordinary shares on another exchange;

•	we enter insolvency proceedings or information becomes publicly available indicating that unsecured claims against us are not expected to be paid;

•	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

•	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

•	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 120 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•	are not liable if we are or it is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

•	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of ordinary shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Ordinary shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

•	when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our ordinary shares;

•	when you owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The depositary may also deliver ordinary shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying ordinary shares are delivered to the depositary. The depositary may receive ADSs instead of ordinary shares to close out a pre-release. The depositary may pre-release ADSs only under certain conditions, including: (i) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the ordinary shares or ADSs to be deposited, assigns all beneficial rights, title and interest in such ordinary shares to the depositary and will not take any action that is inconsistent with the transfer of such rights, title and interest; (ii) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (iii) the depositary must be able to close out the pre-release on not more than five business days' notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary's reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Description of Rights to Subscribe for Ordinary Shares

We may issue rights to subscribe for our ordinary shares. The applicable prospectus supplement will describe the specific terms relating to such subscription rights and the terms of the offering, as well as a discussion of material U.S. federal and Spanish income tax considerations applicable to holders of the rights to subscribe for our ordinary shares.

Plan of Distribution (Conflicts of Interest)

We may offer and sell the securities to or through underwriters or dealers and also may offer and sell all or part of such securities directly to other purchasers or through agents.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter or will be identified in a prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of securities, we may compensate underwriters in the form of discounts, concessions or commissions or in any other way that the applicable prospectus supplement describes. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions that we pay them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933 (“Securities Act”). Any such underwriter or agent will be identified, and any such compensation that we pay will be described, in the prospectus supplement.

Under agreements which we may enter into, we may be required to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

Conflicts of Interest

To the extent an initial offering of the securities will be distributed by an affiliate of ours, each such offering of securities will be conducted in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) regarding a FINRA member firm’s distribution of securities of an affiliate and related conflicts of interest. No underwriter, selling agent or dealer utilized in the initial offering of securities who is an affiliate of ours will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Following the initial distribution of any of these securities, affiliates of ours may offer and sell these securities in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Delayed Delivery Arrangements

If so indicated in the prospectus supplement, we may authorize underwriters or other persons acting as their agents to solicit offers by certain institutions to purchase securities from it pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Planned First Offering under this Registration Statement

As previously announced, in connection with our recently announced acquisition of Banco Popular Español, S.A. (“Banco Popular”), we intend to carry out a share capital increase via rights offering of approximately €7 billion in order to cover the capital and provisions required to strengthen Banco Popular’s balance sheet and to reinforce our own capital.  Banco Santander, Citigroup Global Markets Limited and UBS Limited have been appointed to act as joint global coordinators and joint bookrunners for the proposed offering.  If the proposed offering proceeds, we will file a preliminary prospectus supplement relating to the proposed offering, which you should read before you invest, together with all of the information incorporated by reference in this prospectus and that prospectus supplement.

Legal Opinions

The validity of the securities and other matters governed by Spanish law will be passed upon for us by Uría Menéndez Abogados, S.L.P. Certain matters of U.S. federal and New York law in connection with any offering will be passed upon for us by Davis Polk & Wardwell LLP.

Experts

The financial statements as of December 31, 2016 and for the year ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2016 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores, S.L., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of December 31, 2015 and 2014, and for each of the two years in the period ended December 31, 2015, incorporated in this prospectus by reference from the Group’s 2016 Annual Report on Form 20-F for the year ended December 31, 2016 have been audited by Deloitte, S.L., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Enforcement of Civil Liabilities

Each of Banco Santander and the subsidiary issuers is a corporation (sociedad anónima) organized under the laws of the Kingdom of Spain. Substantially all of the directors and executive officers of Banco Santander and all of the directors of the subsidiary issuers, and certain of the experts named in this prospectus, are not residents of the United States. A substantial majority of the assets of Banco Santander and substantially all of the assets of the subsidiary issuers are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or those persons or to enforce against them judgments obtained in U.S. courts predicated upon civil liability provisions of the federal securities laws of the United States. Banco Santander and the subsidiary issuers are advised by Spanish legal counsel that there is doubt as to the enforceability in Spain in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the securities laws of the United States. Banco Santander and the subsidiary issuers have submitted to the non-exclusive jurisdiction of New York state and U.S. federal courts sitting in New York City for the purpose of any suit, action or proceeding arising out of or in connection with the securities and have appointed Banco Santander, S.A., New York Branch, as agent in New York City to accept service of process in any such action.

Where You Can Find More Information

Ongoing Reporting

We file reports and other information with the SEC. You can read and copy these reports and other information that we file with the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, United States. You can call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC’s website, at http://www.sec.gov, contains reports and other information in electronic form that we have filed electronically with the SEC. You can also read this material at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005, United States, on which certain of our securities are listed.

We will provide the ADR depositary for any ordinary shares with our annual reports, which will include a description of operations and our annual audited consolidated financial statements. We will also provide the ADR depositary with interim reports that will include unaudited interim summary consolidated financial information. Upon receipt, the ADR depositary will mail the reports to all record holders of the ordinary shares. In addition, we will provide the ADR depositary with all notices of meetings at which holders of ordinary shares are entitled to vote, and all other reports and communications that are made generally available to holders of ordinary shares.

Registration Statement

This prospectus is part of a registration statement that we filed with the SEC. As exhibits to the registration statement, we have also filed or incorporated by reference the indentures, the underwriting agreements, the ADR deposit agreement as well as various other documents listed in the exhibit index. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information, you should refer to the registration statement. You can obtain the full registration statement from the SEC or from us.

Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information that we file with the SEC after the date of this prospectus will automatically be deemed to update and supersede this information.

We incorporate by reference the Group’s 2016 Annual Report on Form 20-F for the year ended December 31, 2016 filed with the SEC on March 31, 2017 and the Group’s Report on Form 6-K including the Group’s interim consolidated financial statements for the three-month period ended March 31, 2017 filed with the SEC on May 8, 2017.

We also incorporate by reference all subsequent annual reports of the Group filed on Form 20-F and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and certain reports on Form 6-K, if they state that they are incorporated by reference into this prospectus, that we furnish to the SEC after the date of this prospectus and until we or any underwriters sell all of the securities.

Upon written or oral request, we will provide free of charge a copy of any or all of the documents that we incorporate by reference into this prospectus, other than exhibits which are not specifically incorporated by reference into this prospectus. To obtain copies you should contact us at Investor Relations, Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain (telephone: (011) 34-91-259-6520).

Cautionary Statement on Forward-Looking Statements

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference into this prospectus contain statements that constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, information regarding:

•	exposure to various types of market risks;

•	management strategy;

•	capital expenditures;

•	earnings and other targets; and

•	asset portfolios.

Forward-looking statements may be identified by words such as “expect,” “project,” “anticipate,” “should,” “intend,” “probability,” “risk,” “VaR,” “RORAC,” “target,” “goal,” “objective,” “estimate,” “future” and similar expressions or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives. Forward-looking statements are based on current plans, estimates and projections, and are subject to inherent risks, uncertainties and other factors which could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.

You should understand that the following important factors could affect our future results and could cause those results or other outcomes to differ materially from those anticipated in any forward-looking statement:

•	general economic or industry conditions in Spain, the U.K., the U.S., other European countries, Brazil, other Latin American countries and the other areas in which we have significant business activities or investments;

•	exposure to various types of market risks, principally including interest rate risk, foreign exchange rate risk and equity price risk;

•	a worsening of the economic environment in Spain, the U.K., other European countries, Brazil, other Latin American countries, and the U.S., and an increase of the volatility in the capital markets;

•	the effects of a continued decline in real estate prices, particularly in Spain and the U.K.;

•	the effects of results of the U.K.’s referendum on membership in the European Union;

•	monetary and interest rate policies of the European Central Bank and various central banks;

•	inflation or deflation;

•	the effects of non-linear market behavior that cannot be captured by linear statistical models, such as the VaR model we use;

•	changes in competition and pricing environments;

•	the inability to hedge some risks economically;

•	the adequacy of loss reserves;

•	acquisitions or restructurings of businesses that may not perform in accordance with our expectations, including our acquisition of Banco Popular Español, S.A.;

•	changes in demographics, consumer spending, investment or saving habits;

•	potential losses associated with prepayment of our loan and investment portfolio, declines in the value of collateral securing our loan portfolio, and counterparty risk;

•	changes in competition and pricing environments as a result of the progressive adoption of the internet for conducting financial services and/or other factors;

•	political stability in Spain, the U.K., other European countries, Latin America and the U.S.;

•	changes in Spanish, U.K., E.U., Latin American, U.S. or other jurisdictions’ laws, regulations or taxes, including changes in regulatory capital and liquidity requirements, including as a result of the U.K. exiting the European Union;

•	increased regulation in light of the global financial crisis;

•	damage to our reputation;

•	our ability to integrate successfully our acquisitions and the challenges inherent in diverting management’s focus and resources from other strategic opportunities and from operational matters while we integrate these acquisitions; and

•	the outcome of our negotiations with business partners and governments;

•	potential losses associated with an increase in the level of non-performance by counterparties to other types of financial instruments;

•	technical difficulties and/or failure to improve or upgrade our information technology;

•	changes in our ability to access liquidity and funding on acceptable terms, including as a result of changes in our credit spreads or a downgrade in our credit ratings or those of our more significant subsidiaries;

•	our exposure to operational losses (e.g., failed internal or external processes, people and systems);

•	changes in our ability to recruit, retain and develop appropriate senior management and skilled personnel;

•	the occurrence of force majeure, such as natural disasters, that impact our operations or impair the asset quality of our loan portfolio; and

•	the impact of changes in the composition of our balance sheet on future net interest income.

Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here or in the Group’s 2016 Annual Report or any of its interim reports filed on Form 6-K incorporated by reference herein, to be a complete set of all potential risks or uncertainties.

The forward-looking statements made in this prospectus speak only as of the date of this prospectus. We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus, and we do not assume any responsibility to do so. You should, however, consult any further disclosures of a forward-looking nature we made in other documents filed with the SEC that are incorporated by reference into this prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Capitalized terms used but not otherwise defined in this Part II of the registration statement shall have the meaning ascribed to them in the prospectus included in this registration statement.

Item 8. Indemnification of Directors and Officers

Banco Santander, S.A.

Indemnification under Banco Santander’s By-Laws (estatutos) and Spanish Law

Under Banco Santander’s bylaws and Spanish law, Banco Santander’s directors will be liable to Banco Santander and the shareholders and creditors of Banco Santander for any damage they cause through acts contrary to the law or the bylaws of Banco Santander, or acts carried out in breach of the duties inherent to the discharge of their office. All directors shall be jointly liable for those acts, except those that evidence that they did not intervene in the approval and execution of the act and did not know about the act or, if they knew, did everything that they deem reasonable to avoid the damage or, at least, expressly opposed the act. The fact that the act has been approved, ratified or authorized by a Shareholders’ Meeting shall not relieve the directors from their liability. No provision of Banco Santander’s bylaws provides for the indemnification of the directors with respect to such liabilities.

With respect to any offering pursuant to this registration statement, Banco Santander may undertake to indemnify its directors and officers, to the extent permitted by applicable law and Banco Santander’s bylaws, against any loss, claim, damages and judgments, and any expenses (including legal expenses) relating thereto, to which they may become subject under any U.S. state or federal securities laws insofar as such liabilities arise in connection with this registration statement.

Directors and Officers Insurance

Banco Santander maintains an insurance policy that protects officers and directors of Banco Santander and its consolidated subsidiaries from civil liabilities incurred as a result of actions taken in their official capacity associated with any civil, criminal or administrative process.

Item 9. Exhibits

The following is a list of all exhibits filed as part of this registration statement on Form F-3.

Number	Description
1.1*	Form of Underwriting Agreement

4.1	Form of Amended and Restated Deposit Agreement among Banco Santander, S.A., The Bank of New York Mellon, as Depositary, and all Owners and Holders from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit 99.1 to the registration statement on Form F-6 (File No. 333-213557), filed on September 9, 2016)

4.2	English translation of the Bylaws (Estatutos) of Banco Santander, S.A. (incorporated herein by reference to Banco Santander, S.A.’s annual report on Form 20-F, filed on March 31, 2017)

5.1	Opinion and Consent of Uría Menéndez Abogados, S.L.P., Spanish counsel to Banco Santander, S.A.

23.1	Consent of PricewaterhouseCoopers Auditores, S.L.

23.2	Consent of Deloitte, S.L.

23.3	Consent of Uría Menéndez Abogados, S.L.P. (included in 5.1)

24.1	Powers of attorney (included on the signature page to the registration statement)

*To be filed, if necessary, by amendment or as an exhibit to a report filed or submitted pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, and incorporated by reference.

Item 10. Undertakings

The undersigned registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)      to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrants includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(5)       That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)      Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)       That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)      the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)     any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(7) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Banco Santander, S.A.’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription period, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Banco Santander, S.A. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Madrid, Kingdom of Spain, on June 22, 2017.

BANCO SANTANDER, S.A.

By:	/s/ José Antonio Soler
	Name:	José Antonio Soler
	Title:	Authorized Representative

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below (whether as a director, officer or authorized representative of Banco Santander, S.A., or otherwise) constitutes and appoints any member of the Board of Directors of Banco Santander, S.A., José García Cantera, Francisco Javier Illescas Fernández-Bermejo, José Antonio Soler Ramos, Antonio Torío Martín, Juan Urigoen Irusta, Óscar García Maceiras, Eduardo Otero Romero, and Silvana Leticia Borgatti and each of them, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any such subsequent registration statement and reports on Form 6-K relating thereto and any registration statement filed pursuant to Rule 426(b) under the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ana Botín
Ana Botín	Chairman of the Board of Directors	June 22, 2017

/s/ José Antonio Álvarez
José Antonio Álvarez	Chief Executive Officer and Director	June 22, 2017

Bruce Carnegie-Brown	Vice Chairman of the Board of Directors

/s/ Rodrigo Echenique
Rodrigo Echenique	Vice Chairman of the Board of Directors	June 22, 2017

/s/ Matías R. Inciarte
Matías R. Inciarte	Vice Chairman of the Board of Directors	June 22, 2017

/s/ Guillermo de la Dehesa
Guillermo de la Dehesa	Vice Chairman of the Board of Directors	June 22, 2017

Homaira Akbari	Director

/s/ Ignacio Benjumea
Ignacio Benjumea	Director	June 22, 2017

Javier Botín	Director

Sol Daurella	Director

Carlos Fernández	Director

Esther Giménez-Salinas	Director

/s/ Belén Romana
Belén Romana	Director	June 22, 2017

/s/ Isabel Tocino
Isabel Tocino	Director	June 22, 2017

Juan Miguel Villar-Mir	Director

/s/ José Antonio García Cantera
José Antonio García Cantera	Group Chief Financial Officer	June 22, 2017

/s/ José Doncel
José Doncel	Group Chief Accounting Officer	June 22, 2017

/s/ James Bathon
James Bathon	Managing Director, New York Branch; Authorized U.S. Representative	June 22, 2017

Exhibit Index

Number	Description
1.1*	Form of Underwriting Agreement

4.1	Form of Amended and Restated Deposit Agreement among Banco Santander, S.A., The Bank of New York Mellon, as Depositary, and all Owners and Holders from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit 99.1 to the registration statement on Form F-6 (File No. 333-213557), filed on September 9, 2016)

4.2	English translation of the Bylaws (Estatutos) of Banco Santander, S.A. (incorporated herein by reference to Banco Santander, S.A.’s annual report on Form 20-F, filed on March 31, 2017)

5.1	Opinion and Consent of Uría Menéndez Abogados, S.L.P., Spanish counsel to Banco Santander, S.A.

23.1	Consent of PricewaterhouseCoopers Auditores, S.L.

23.2	Consent of Deloitte, S.L.

23.3	Consent of Uría Menéndez Abogados, S.L.P. (included in 5.1)

24.1	Powers of attorney (included on the signature page to the registration statement)

* To be filed, if necessary, by amendment or as an exhibit to a report filed or submitted pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, and incorporated by reference.